EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62013, 333-41376, 333-43486, 333-100574, 333-106310, 333-116733, 333-116734, 333-127057, 333-135360, 333-144182, 333-144191, 333-144192) of Churchill Downs Incorporated of our report dated March 12, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Louisville, Kentucky
March 12, 2008